Exhibit 8.1

July 26, 2013

Marlin Midstream Partners, LP

2105 CityWest Boulevard Suite 100

Houston, Texas 77042

Re:	Marlin Midstream Partners, LP

Ladies and Gentlemen:

We have acted as special counsel to Marlin Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the proposed issuance by the Partnership of up to 7,906,250 common units representing limited partner interests in the Partnership (the “Units”). The Units are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2013 (Registration No. 333-189645) (such registration statement, as amended as of the effective date thereof, together with the registration statement filed by the Partnership on the date hereof pursuant to Rule 462(b) promulgated under the Act, collectively referred to herein as the “Registration Statement”), and the prospectus related thereto (the “Prospectus”).

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made to us by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement, the Prospectus and the Partnership’s responses to our examinations and inquiries.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the

July 26, 2013

conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or representations. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein.

Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, all statements of legal conclusions in the Registration Statement under the caption “Material Federal Income Tax Consequences” constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including purchasers of Units in this offering.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Material Federal Income Tax Consequences.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP